Exhibit 4(c).14

Rules of the Westpac Banking Corporation Employee Share Plan

as adopted at a meeting of the Board of Directors on 30 April 2002 and subsequently amended by:

• the Board on 9 August 2002; and

• the Board Remuneration Committee on 28 October 2002, 11 December 2002 and 5 May 2003.

Allens Arthur Robinson The Chifley Tower 2 Chifley Square Sydney NSW 2000 Australia Tel 61 2 9230 4000 Fax 61 2 9230 5333

© Copyright Allens Arthur Robinson 2003

Rules of the Westpac Banking Corporation Employee Share Plan

Table of Contents

1.	Purpose

2.	Definitions and interpretations

3.	Interpretation

4.	Principal Conditions

5.	Invitation to acquire Shares
	5.1	Issue
	5.2	Form

6.	Application for Shares

7.	Methods of Share Acquisition

8.	Acquisition of Shares by the Plan Company
	8.1	Directions by the Board
	8.2	Payment of contributions
	8.3	Use of contributions

9.	Allocation of Shares
	9.1	Bank’s action
	9.2	Registered holder
	9.3	Identification of funds
	9.4	Unallocated Shares
	9.5	Error in Allocation

10.	Non-forfeiture of Shares
A Participant cannot be required to forfeit either:

11.	Restrictions on dealing with Shares
	11.1	Application of Holding Lock
	11.2	Holding Lock restrictions
	11.3	Enforcement by Board
	11.4	Release from Holding Lock
	11.5	Authority to Sell
	11.6	Calculation of Minimum Parcel

12.	Rights attaching to Shares
	12.1	Ranking and Listing
	12.2	Voting rights
	12.3	Bonus Shares
	12.4	Rights Issue

13.	Authorised deductions

14.	Commencement and termination
	14.1	Commencement
	14.2	Termination and Suspension

15.	Administration of the Plan

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16.	Amendment of the Plan
	16.1	By the Board
	16.2	Listing Rules

17.	Issue limitations

18.	Law, Listing Rules and the Constitution

19.	Rights of Participants

20.	General
	20.1	Advice
	20.2	Relation of the Bank, Plan Company and Participants
	20.3	Costs and Expenses
	20.4	Dispute
	20.5	Notices
	20.6	Governing Law

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WESTPAC BANKING CORPORATION (ABN 33 007 457 141)

EMPLOYEE SHARE PLAN

RULES

1.                                     Purpose

The Westpac Banking Corporation Employee Share Plan has been established as an initiative for creating a stronger link between employee performance and reward and increasing shareholder value by enabling Participants to have a greater involvement with, and share in, the future growth and profitability of the Bank.

2.                                     Definitions and interpretations

In this document the following terms have the following meanings:

Acquisition Date means in relation to Shares acquired under the Plan by, or for the benefit of, a Participant:

(a)                                  the date on which the Shares are allotted and issued to that Participant or, in the case of Shares purchased on behalf of that Participant, the name of that Participant is entered in the Bank’s register of members; or

(b)                                 such other date as may be determined by the Board in its discretion so as to ensure the Exemption Conditions are satisfied.

Application means an application on an Application Form by an Eligible Employee to acquire Shares under the Plan.

Application Date means the last possible date as specified in an Invitation on which an Application can be made.

Application Form means the application form in such form as the Board may approve from time to time.

ASIC means the Australian Securities and Investments Commission.

ASIC Act means the Australian Securities and Investments Commission Act 2001 (Cth).

ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

Bank means Westpac Banking Corporation (ABN 33 007 457 141) or any company that becomes the holding company of Westpac Banking Corporation.

Board means the board of directors of the Bank from time to time.

Bonus Shares means Shares to which a holder of Shares is entitled in any pro rata issue by the Bank to holders of Shares for which no consideration is payable by the holder.

Business Day means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Sydney are authorised or required by law to be closed.

Charity means an entity where gifts and contributions to that entity are deductible in accordance with Division 30 of the Tax Act or any charitable organisation as determined by the Board from time to time.

Class Order means an instrument made by ASIC that exempts each person in a class of persons from the Corporations Act, the ASIC Act or any part of either or both, or that modifies the application of the Corporations Act, the ASIC Act or any part of either or both in particular circumstances.

Constitution means the Bank’s constitution as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Disposal Restrictions means the restrictions on dealing with Shares as set out in clause 11.

Eligible Employee means an Employee whom the Board determines is to receive an Invitation under the Plan.  The Board may also determine at any time that an Employee:

(a)                                  who, during the 12 months immediately preceding the date of determination, has acquired a legal or beneficial interest in any Share or option over Shares pursuant to any other share or option plan operated by or on behalf of the Bank at any time; or

(b)                                 who is located in a jurisdiction where it is, in the opinion of the Board, not reasonably practicable to invite participation in the Plan,

is not an Eligible Employee and that, until the Board determines otherwise, such Employee shall not receive an Invitation under the Plan.

The Board may take into account any of the following factors in determining the eligibility of an Employee:

(i)                                     the length of continuous service of the Employee with any one or more Group Companies;

(ii)                                 the number of hours worked per week for Employees in part-time employment; or

(iii)                              any other factors determined by the Board in its absolute discretion.

Employee means:

(a)                                  any person who is in full-time or part-time employment of a Group Company; or

(b)                                 any other person whom the Board determines shall be treated as an employee for the purposes of the Plan.

Exemption Conditions means the exemption conditions set out in section 139CE of the Tax Act.

Group Company means the Bank and any of its subsidiaries.

Holding Lock means a mechanism to prevent, in accordance with clause 11.2, dealings with Shares held by a Participant under the Plan during the Holding Lock Period with respect to those Shares.

Holding Lock Period means, in relation to Shares acquired under the Plan by, or for the benefit of a Participant, the period from the Acquisition Date until the earliest of:

(a)                                  the third anniversary of the Acquisition Date, or such other date as may be determined by the Board in its discretion subject to the satisfaction of the Exemption Conditions; and

(b)                                 the date on which the Participant ceases employment within the meaning of section 139CE(5) of the Tax Act.

Invitation means an invitation to apply to acquire Shares under the Plan, subject always to compliance with Law.

Law means the applicable law of the jurisdiction in which an Eligible Employee is located at the time of receipt of an Invitation.

Listing Rules means the listing rules of the ASX as amended from time to time.

Market Price means:

(a)                                  in relation to the allocation of Shares acquired in On-Market Acquisitions, the average price per Share (rounded to the nearest whole cent, with on-half of one-cent being rounded down) of all Shares so acquired by the Plan Company for the purposes of making that allocation to each of the relevant Participants; and

(b)                                 in relation to the allocation of Shares that have been or are to be acquired by way of allotment and issue by the Bank to the Plan Company for the purposes of making that allocation to each relevant Participant, the weighted average market price per Share quoted on the ASX during the one week period up to and including the day before the day on which the Shares are allocated to that Participant in accordance with clause 9.  The Board may exercise a discretion to include or exclude particular transactions from this calculation (e.g. “specials”) as it thinks fit.  If no Shares are traded on the ASX during that one week period, the price as determined by the Board.

Minimum Parcel means the minimum number of Shares determined by the Board from time to time and calculated in accordance with clause 11.6.

On-Market Acquisition means the acquisition of Shares in the ordinary course of trading or otherwise on a Trading Day on the ASX.

Participant means:

(a)                                  an Eligible Employee who returns a duly completed Application Form in accordance with clause 6(a);

(b)                                 the legal personal representative of that Eligible Employee, where that legal personal representative, having satisfied the requirements of the Constitution, is the shareholder named in the Bank’s register of members; or

(c)                                  if, because of the Bankruptcy Act 1966 (Cth) or equivalent legislation in any other jurisdiction, Shares (or any interests in Shares) held under the Plan that form part of the property of a Eligible Employee, vest in the trustee of that Eligible Employee’s estate, that trustee, whether or not the name of that trustee had been entered in the Bank’s register of members.

Plan means the Westpac Banking Corporation Employee Share Plan.

Plan Company means Employee Share Plan Pty Limited (ABN 93 068 131 260) or such other person nominated from time to time by the Board.

Release Request means a duly completed request executed by a Participant in a form approved by the Board from time to time, for permission from the Board to have released from a Holding Lock all or a specified number (being not less than a Minimum Parcel) of Shares held by that Participant under the Plan.

Relevant Value in relation to an Eligible Employee in respect of a Year means the amount determined by the Board and specified in an Invitation.

Rules means the rules of the Plan as set out in this document.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Shares means fully paid ordinary shares in the capital of the Bank.

Tax includes any tax, levy, impost, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or both, as the context requires.

Trading Day means a day on which Shares are traded on the ASX.

Unallocated Shares means Shares acquired by the Plan Company at any time:

(a)                                  under clause 8.3 for the purposes of the Plan which have not been allocated to a Participant under clause 9.1; and

(b)                                under clause 9.5.

Year means each period of twelve calendar months commencing on 1 October and ending on 30 September of the following calendar year or such other period as the Board determines at its discretion.

Year of Income means a period of 12 months ending on 30 June in any year and including the period commencing on the date of commencement of this Plan and terminating on the next 30 June and the period ending on the date of termination of the Plan and commencing on the preceding 1 July or any other period determined by the Board in its discretion.

3.                                     Interpretation

In this document unless the contrary intention appears:

(a)                                  a gender includes all genders;

(b)                                 the singular includes the plural and vice versa;

(c)                                  a reference to any legislation or to a provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it;

(d)                                 headings are for convenience only and do not affect the interpretation of these Rules;

(e)                                  reference to a clause or paragraph is a reference to a clause or paragraph of these Rules, or the corresponding Rule or Rules of this Plan as amended from time to time;

(f)                                    where any word or phrase is given a definite meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)                                 where the time for doing any act, matter or thing under these Rules falls on a day which is not a Business Day, it shall be done on the next succeeding Business Day; and

(h)                                 terms which are defined in the Corporations Act bear the same meaning when used in this document.

4.                                     Principal Conditions

The Plan in its terms and operation, and Shares acquired by Eligible Employees under the Plan, shall satisfy the Exemption Conditions so as to permit the application of section 139BA of the Tax Act to Participants.  Without limiting the foregoing, the Plan shall be operated on a non-discriminatory basis within the meaning of that expression in section 139CE and section 139GF of the Tax Act until such time as the Plan is terminated under clause 14.2.

5.                                     Invitation to acquire Shares

5.1                              Issue

In its absolute discretion and subject to these Rules, the Board may from time to time issue or cause to be issued Invitations on behalf of the Bank to Eligible Employees.  The Board may further determine that those Invitations be made to Eligible Employees on terms which are different between full-time and part-time employees.

5.2                              Form

(a)                                  An Invitation may take any form determined by the Board from time to time and must specify:

(i)                                    the date of the Invitation;

(ii)                                 the Relevant Value in respect of each Eligible Employee;

(iii)                              the amount, date and manner of payment of consideration (if any) by the Eligible Employee to acquire the Shares;

(iv)                             the time period in which an Application shall be made and the Application Date; and

(v)                                any other material terms and conditions require by any relevant Class Order and any other material terms and conditions applicable to the Invitation.

(b)                                 Eligible Employees will be issued an Application Form and such explanatory and other material in respect of the Plan as the Board considers appropriate, or as is required by Law or any relevant Class Order.

6.                                     Application for Shares

(a)                                  An Eligible Employee who receives an Invitation may only make an Application by applying for the full value of Shares the subject of the Invitation and returning the duly completed Application Form within the time period and as otherwise specified in the Invitation:

(b)                                 If, on returning the duly completed Application Form in accordance with paragraph (a) of this clause, the Eligible Employee remains an Employee, he or she:

(i)                                    becomes a Participant;

(ii)                                 offers to acquire Shares under the Plan in accordance with the terms of the Invitation, and

(iii)                              agrees to be bound by the Rules.

7.                                     Methods of Share Acquisition

Shares may be acquired for the purposes of the Plan:

(a)                                  by way of allotment and issue of Shares by the Bank to the Plan Company in the name of the respective Participants; or

(b)                                 by the Plan Company making an On-Market Acquisition.

8.                                     Acquisition of Shares by the Plan Company

8.1                              Directions by the Board

Subject to these Rules, the Listing Rules, the Constitution and any relevant Law to the contrary, the Plan Company must follow any direction given to it by the Board as to the operation of the Plan.

8.2                              Payment of contributions

Any Group Company may pay to the Plan Company contributions as determined by the Board from time to time to be used for the purposes of the Plan.

8.3                              Use of contributions

(a)                                  Upon receipt of contributions from a Group Company, the Plan Company must use such contributions to acquire Shares for Participants as directed from time to time by the Board, within a reasonable period to be determined by the Board.

(b)                                 Pending the acquisition of Shares, the Plan Company may invest moneys in short term deposits or otherwise apply moneys for the purposes of the Plan.  Any interest earned on such deposits will be used by the Plan Company towards the costs of administering the Plan.

(c)                                  Any money held by the Plan Company at the end of a Year of Income shall be applied by the Plan Company, if so directed by the Board, in whole or in part for the benefit of:

(i)                                    the Bank; or

(ii)                                 one or more of the following beneficiaries as nominated by the Board:

(A)                             a provident, superannuation or retirement fund established and maintained by any Group Company for the benefit of all or any Employees;

(B)                               an employee share or option trust established and maintained by any Group Company for the benefit of all or any Employees;

(C)                               a trust established and maintained by any Group Company for the benefit of all or any Employees; or

(D)                              any Charity.

9.                                     Allocation of Shares

9.1                              Bank’s action

(a)                                  Each Participant, who continues to be an Employee as at the date on which Shares are to be allocated under this Plan, shall be allocated such number of Shares as is determined in accordance with the following formula:

Number of Shares =	Relevant Value
Market Price

(b)                                 Where the number of Shares to be allocated under this clause is not a whole number, the number shall be rounded down to the nearest whole number.

9.2                              Registered holder

Shares are to be registered in the name of the Participant.

9.3                              Identification of funds

The Plan Company is not required to identify any Shares it purchases under the Plan with any particular funds it receives from any Group Company in respect of any Participant, but must allocate the Shares purchased among the relevant Participants as determined by the Board.

9.4                              Unallocated Shares

If, after allocating Shares to Participants under clause 9.1, there remains Unallocated Shares, the Plan Company shall, if so directed by the Board:

(a)                                  allocate those Unallocated Shares to one or more Eligible Employees as nominated by the Board from time to time;  or

(b)                                 sell those Unallocated Shares and distribute the net sales proceeds to the Bank;  or

(c)                                  (i)                                   transfer those Unallocated Shares;

(ii)                                 sell those Unallocated Shares and distribute the net sales proceeds;  or

(iii)                              undertake any combination of paragraph (i) and paragraph (ii),

to one or more of the following beneficiaries as nominated by the Board:

(iv)                             a provident, superannuation or retirement fund established and maintained by any Group Company for the benefit of all or any Employees;

(v)                                an employee share or option plan, scheme or trust established and maintained by any Group Company for the benefit of all or any Employees;

(vi)                             a plan, scheme or trust established and maintained by any Group Company for the benefit of all or any Employees;  or

(vii)                          any Charity;  or

(d)                                 undertake any combination of paragraphs (a), (b) and (c).

9.5                              Error in Allocation

If any Share is allocated under this Plan in error or by mistake to a person (the Mistaken Recipient) who is not the intended recipient of that Shares, the Mistaken Recipient shall have no right or interest, and shall be taken never to have had any right or interest, in that Share and shall hold that Share absolutely for the account of the Plan Company (the Beneficiary).  If directed by the Plan Company to do so, the Mistaken Recipient must as soon as practicable (and in any event within 10 Business Days of being so requested) transfer that share of the Mistaken Recipient in that Share to the Beneficiary.  Each Participant irrevocably appoints each officer of the Plan Company as the attorney of the Participant to execute and deliver any instrument of transfer or other document necessary or desirable to effect such a transfer from the Mistaken Recipient to the Beneficiary, and the Beneficiary shall hold such Shares solely for the purposes of the Plan.

10.                              Non-forfeiture of Shares

A Participant cannot be required to forfeit either:

(a)                                  ownership of Shares acquired; or

(b)                                 any rights acquired,

under the Plan.

11.                              Restrictions on dealing with Shares

11.1                       Application of Holding Lock

Each Participant:

(a)                                  agrees that all Shares allocated to the Participant will be subject to a Holding Lock for the duration of the Holding Lock Period; and

(b)                                 undertakes not to make a Release Request (or permit or authorise another person to do so), in relation to any Shares allocated to the Participant under clause 9, prior to the end of the Holding Lock Period

11.2                       Holding Lock restrictions

While subject to a Holding Lock, Shares acquired under the Plan by or for the benefit of a Participant cannot be transferred by the Participant and the Participant must not grant (or purport to grant) any Security Interest in or over or otherwise dispose of or deal with (or purport to otherwise dispose or deal with) any Shares acquired under the Plan or any interest in any Shares acquired under the Plan held by the Participant.

11.3                       Enforcement by Board

The Board shall be entitled to prescribe, take and enforce such action, steps or arrangements as it considers necessary, desirable or appropriate to enforce or give further effect to the provisions of clauses 11.1 and 11.2 so as to ensure the Exemption Conditions are satisfied.

11.4                       Release from Holding Lock

At any time after the end of the Holding Lock Period and subject to clause 9.5:

(a)                                  a Participant shall be entitled to submit a Release Request to the Board in respect of the relevant Shares.  The Board shall release those Shares from the Holding Lock within a reasonable period from the date of receipt of the Release Request; or

(b)                                 the Board shall be entitled to approve the release of Shares from a Holding Lock without having received a Release Request from a Participant and remove those Shares from the Plan.

11.5                       Authority to Sell

(a)                                  If after:

(i)                                    the expiration of the Holding Lock Period as a result of paragraph (b) of the definition of Holding Lock Period; or

(ii)                                 the release from the Holding Lock under clause 11.4,

a Participant holds less than the Minimum Parcel of Shares, the Plan Company may, and will if directed to do so by the Board, without the need for any authorisation from that Participant, sell the Shares registered in that Participant’s name and deduct from the proceeds of such a sale an amount equal to all outgoings and expenses the Plan Company incurs in selling such Shares.

(b)                                 If at any time:

(i)                                    after the third anniversary of the Acquisition Date of any Shares; and

(ii)                                 prior to the release of those Shares from the Holding Lock,

a Participant ceases to be an Employee, or the Participant’s employer has ceased to be a Group Company, the Plan Company may, and will if directed to do so by the Board:

(A)                             if that Participant holds less than a Minimum Parcel of Shares, sell all of the Shares registered in that Participant’s name pursuant to the Plan and deduct from the proceeds of such a sale an amount equal to all outgoings and expenses the Plan Company incurs in selling such Shares; or

(B)                               if that Participant holds a Minimum Parcel of Shares or more, take all action that may be necessary to ensure that those Shares are released from the Holding Lock.

11.6                       Calculation of Minimum Parcel

All Shares of which the Participant is the registered holder shall be aggregated with all other Shares held by that Participant whether:

(a)                                  under any of the Bank’s employee share plans, including this Plan, but excluding

(i)                                    for the avoidance of doubt, any Shares which could be issued on exercise of any unexercised options; and

(ii)                                 Shares dealings in which are restricted under the rules of any of those plans ; or

(b)                                 otherwise,

for the purpose of determining whether the Participant holds a Minimum Parcel of Shares.

12.                              Rights attaching to Shares

12.1                       Ranking and Listing

(a)                                  A Participant is entitled to receive any dividends and other distributions paid or made on Shares allocated to that Participant under the Plan and registered in the name of that Participant.  This applies even if such Shares are subject to a Holding Lock.

(b)                                 If Shares are allotted and issued under this Plan, they will, from the date of allotment and issue rank equally with all other issued Shares.  The Bank will apply for official quotation of these Shares on each stock exchange on which Shares are quoted.

12.2                       Voting rights

A Participant may exercise any voting rights attaching to the Shares allocated to that Participant under the Plan and registered in the name of that Participant, or may appoint a proxy to represent and vote for him or her, at any meeting of the members of the Bank. This applies even if such Shares are subject to a Holding Lock.

12.3                       Bonus Shares

(a)                                  Any Bonus Shares in respect of Shares (the Original Shares) that, at the closing date for determining entitlements to those Bonus Shares, are allocated to that Participant under the Plan and registered in the name of that Participant, shall also be allocated to that Participant under the Plan and registered in the name of that Participant and be subject to a Holding Lock.

(b)                                 Bonus Shares shall be deemed to be subject to the same Disposal Restrictions for the purposes of the Plan as if they were the Original Shares.

(c)                                  The Plan Company will not sell the Bonus Shares or transfer them to the Participant unless the Plan Company sells or transfers the Original Shares.

12.4                       Rights Issue

The Board may decide in its absolute discretion whether Participants can participate in any pro rata rights issues of Shares made by the Bank (and whether fully or partly in any such issue) or sell renounceable rights.

13.                              Authorised deductions

Before making any payment to a Participant, the Plan Company is authorised to deduct:

(a)                                  all outgoings and expenses it incurs in selling and otherwise dealing with Shares for Participants;

(b)                                 Tax which, in the opinion of the directors of the Plan Company, is or would be payable by the Plan Company in connection with the Plan; and

(c)                                  any other amounts that in the opinion of the directors of the Plan Company it is fair and reasonable to deduct.

14.                              Commencement and termination

14.1                       Commencement

The Plan takes effect from the date of resolution by the Board adopting the Plan or as such later date as may be specified by the Board in that resolution.

14.2                       Termination and Suspension

(a)                                  The Board may terminate or suspend the operation of the Plan at any time by resolution of the Board.

(b)                                 A resolution by the Board to terminate the operation of the Plan must include the following:

(i)                                    the termination is to take effect from a date not less than three years from the date of the last allotment or purchase of Shares under the Plan; and

(ii)                                 no further Invitations will be issued under the Plan between and including the date of resolution and the date on which the termination is to take effect.

15.                              Administration of the Plan

(a)                                  The Plan shall be administered by the Board which shall have power to delegate to any one or more persons (including, but not restricted to a committee of the Board) for such period and on such conditions as the Board may determine the exercise of its powers or discretions arising under the Plan.

(b)                                 The Board may at any time and from time to time:

(i)                                    give directions to any one or more persons appointed under paragraph (a) of this clause 15 as to the manner of the exercise by the Board of any of its discretions under these Rules or the Plan;

(ii)                                 amend any of those directions,

and where the Board has given such a direction, the person or persons (as the case may be) must exercise the relevant discretion in accordance with that direction.

(c)                                  The Board shall have power to:

(i)                                    determine appropriate procedures for administration of the Plan consistent with the provisions of these Rules; and

(ii)                                 resolve conclusively all questions of fact or interpretation and all calculations arising in connection with the Plan.

(d)                                 The Board may at any time appoint or engage specialist service providers for the operation and administration of the Plan.

(e)                                  The Board shall ensure a complete register of Participants is maintained to facilitate efficient management and administration and to comply with regulatory reporting requirements.

16.                              Amendment of the Plan

16.1                       By the Board

Subject to clause 16.2, the Board may at any time and from time to time by resolution:

(a)                                  amend all or any of these Rules or all or any of the rights or obligations of the Participants or any of them; and

(b)                                 formulate (and subsequently amend) special terms and conditions, in addition to those set out in these Rules, to apply to Eligible Employees employed in, resident in, or who are citizens of, countries other than Australia.  Each of such sets of special terms and conditions shall be restricted in its application to those Eligible Employees employed in, resident in, or who are citizens of the foreign country or countries specified by the Board, and may be revoked, added to or varied under paragraph (a) of this clause 16.1.

16.2                       Listing Rules

The Board’s exercise of its powers under clause 16.1 is subject to any restrictions or procedural requirements relating to the amendment of the rules of an employee incentive scheme imposed by the Listing Rules and applicable to the Plan or the Shares, as the case may be, unless those restrictions or requirements are relaxed or waived by the ASX or any of its delegates either generally or in a particular case or class of cases and either expressly or by implication.

17.                              Issue limitations

(a)                                  The total number of unissued Shares which may be offered at any time to Eligible Employees under the Plan shall not exceed the maximum permitted under any Class Order providing relief from the prospectus regime of the Corporations Act to ensure compliance with such Class Order.

(b)                                 Shares may not be offered under the Plan to an Eligible Employee to the extent that, immediately following acceptance of the Shares, either the Eligible Employee would hold a legal or beneficial interest in more than five percent (5%) of the Shares or would be in a position to cast, or control the casting of, more than five percent (5%) of the maximum number of votes that might be cast at a general meeting of the Bank.

18.                              Law, Listing Rules and the Constitution

The Rules and all offers and issues of Shares under the Plan are subject to the Law, the Listing Rules and the Bank’s Constitution, each as in force from time to time.

19.                              Rights of Participants

Nothing in these Rules:

(a)                                  confers on any Eligible Employee or Participant the right to continue as an Employee of any Group Company;

(b)                                 confers on any Employee the right to become or remain an Eligible Employee or to participate under the Plan;

(c)                                  affects any rights which a Group Company may have to terminate the employment of an Eligible Employee or Participant;

(d)                                 may be used to increase damages in any action brought against any Group Company in respect of any such termination; or

(e)                                  confers any responsibility or liability on any Group Company or its directors, officers, employees, representatives or agents in respect of any taxation liabilities of the Eligible Employees or Participants at any time, whether before or after the termination of the Plan.

20.                              General

20.1                       Advice

Eligible Employees should obtain their own independent advice on the financial, taxation and other consequences to them of or relating to actual or proposed participation in the Plan, the acquisition of Shares under the Plan and the subsequent disposal of those Shares.

20.2                       Relation of the Bank, Plan Company and Participants

(a)                                  The Plan Company acts as principal in the operation of the Plan and not as an agent of the Bank or of Participants.

(b)                                 When acquiring or arranging for the issue of Shares and when acquiring and dealing with Unallocated Shares, but not otherwise, the Plan Company acts as trustee for the relevant Participant until such time as those Shares have been acquired, allocated to that Participant and registered in that Participant’s name.  All other fiduciary obligations and duties of the Plan Company to any Participant that might otherwise be implied or imposed by law or equity are expressly excluded to the extent permitted by law, including without limitation any such obligation arising under any statute.

(c)                                  The Plan Company is not a trustee for the Bank or, except as provided by paragraph (b) of this clause 20.2, any Participant.

20.3                       Costs and Expenses

With the exception of Taxes that may be levied on the Plan Company in respect of the sale or purchase of Shares on behalf of a Participant under this Plan, a Participant will not be liable for any costs incurred by the Plan Company in connection with the implementation and administration of the Plan unless the Board in its discretion determines otherwise.  If the Board so determines, the Board must inform the Participant prior to allocating any such expense to a Participant.

Subject to the preceding paragraph, the Bank will pay all expenses, costs and charges in relation to the establishment, implementation and administration of the Plan, including all costs incurred in or associated with the allotment and issue or purchase of Shares (except for Taxes which are payable by Participants) for the purposes of the Plan.

20.4                       Dispute

Any disputes or differences of any nature arising under the Plan shall be referred to the Board and its decision shall be final and binding in all respects.

20.5                       Notices

Any notice, instruction or direction given under or pursuant to these Rules:

(a)                                  is validly given if it is handed to the addressee, faxed to the addressee at the fax number last notified by that person or posted ordinary prepaid post (first class air-mail if to an overseas address) to the last known address of the addressee;

(b)                                 must be signed by the sender or a person duly authorised by the sender;

(c)                                  except as provided in paragraph (d), will be taken to have been given:

(i)                                    in the case of personal delivery, when personally received;

(ii)                                 in the case of post to a domestic address, three Business Days after posting;

(iii)                              in the case of post to an overseas address, seven Business Days after posting; or

(iv)                             in the case of a fax, on production of a transmission report by the machine from which the fax was sent that indicates that the fax was transmitted in its entirety to the fax number of the addressee, unless it is personally received or faxed after 5.00 pm on any day, in which case it shall be deemed to be received or faxed on the next succeeding Business Day; and

(d)                                 in the case of any Application Form or a Release Request, that application or request will not be taken to have been received by or on behalf of the Bank until it is actually received by the Bank at the address nominated from time to time by the Board.

20.6                       Governing Law

This Plan and the rights of Participants under its Rules are governed by the laws in force in New South Wales.